UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024 (December 12, 2023)

STEM CELL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-251389	84-2834915
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 North Green Valley Pkwy, Suite 200

Henderson, NV 89074

(Address of principal executive offices, Zip Code)

(702) 354-8751

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Company's Certifying Accountant

(a) On December 12, 2023, the Registrant’s independent accountant, WWC resigned as the Company’s auditor. WWC’s audit report on the Registrant’s financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that such audit report did include an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Registrant's two most recent fiscal years, there were no disagreements with WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of WWC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We furnished a copy of this disclosure to WWC and requested WWC to furnish us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements.

(b) The Registrant is searching for a new certifying accountant and will file an 8-K once an auditor has been retained.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Cell Inc.

Date: January 10, 2024	By:	/s/ Sam Kwok
Name: Sam Kwok
Title: Chief Executive Officer

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